[LOGO]                                                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
                ANNUAL MEETING OF SHAREOWNERS -- APRIL 25, 1994

     The undersigned hereby appoints LAWRENCE A. BOSSIDY, PETER M. KREINDLER and ANDREW B. SAMET as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 25, 1994, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

- ----------------------------------------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, William R. Haselton, Paul X. Kelley, Delbert C. Staley and Robert C. Winters.

     BECAUSE THE ANNUAL MEETING RECORD DATE PRECEDES THE DISTRIBUTION OF SHARES PURSUANT TO A TWO-FOR-ONE SPLIT OF THE COMMON STOCK DECLARED BY THE BOARD OF DIRECTORS ON FEBRUARY 7, 1994, VOTES WILL BE CALCULATED ON A PRE-SPLIT BASIS AND INFORMATION ON THIS PROXY CARD REGARDING THE NUMBER OF SHARES OWNED IS ON A PRE-SPLIT BASIS.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2, 3, 4 AND 5 AND 'AGAINST' PROPOSALS 6 AND 7.

                                  [SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE]

      [    ]
PLEASE MARK BOXES [ ] OR [X] IN BLUE OR BLACK INK.

A VOTE 'FOR' PROPOSALS 1, 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF
DIRECTORS:


1. Election of Directors (see list on other side)
   [ ] FOR            [ ] WITHHOLD AUTHORITY       [ ] EXCEPTION (see
       all nominees       to vote for all nominees     Instruction to the right)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the 'Exception' box and write the name(s) on the line below.
______________________________________________________________________________

2. Amendment of 1993 Stock Plan
   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

3. Amendment of Incentive Compensation Plan
   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

4. Amendment of Directors' Stock Plan
   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

5. Appointment of Independent Accountants
   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

A VOTE 'AGAINST' PROPOSALS 6 AND 7 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

6. Proposal regarding directors' tenure
   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

7. Proposal regarding executive compensation
   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

                                          PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                          THIS  PROXY.  Joint owners  should all
                                          sign. Executors, administrators,
                                          trustees  and  others   acting  in   a
                                          representative capacity should
                                          indicate title when signing.

                                          Dated .........................., 1994
                                                   (Please Insert Date)

                                          Signed ...............................

                                              PLEASE SIGN, DATE AND RETURN THIS
                                              PROXY PROMPTLY IN THE ENCLOSED
                                              ENVELOPE.

Please mark box if you want your vote
kept confidential under the policy
described on page 1 of the Proxy
Statement.   [ ]